APPENDIX A

                                   DEFINITIONS


                  Additional Balance: With respect to any Revolving Credit Loan, any future Draw made by the related Mortgagor pursuant to the related Loan Agreement after the Cut-off Date; provided, however, that if an Amortization Event occurs, then any Draw after such Amortization Event shall not be acquired by the Trust and shall not be an Additional Balance.

                  Additional Balance Differential: With respect to any Payment Date, unless and until an Amortization Event occurs, (x) during the Revolving Period, the amount, if any, by which Additional Balances resulting from Draws under the Revolving Credit Loans during the related Collection Period exceed Principal Collections during such Collection Period and (y) on and after the end of the Revolving Period, the aggregate amount of Additional Balances conveyed to the Trust during the related Collection Period.

                  Additional Certificate Security Balance: With respect to the issuance of Capped Funding Notes pursuant to Section 4.01(d) of the Indenture, the amount, if any, required in accordance with the Opinion of Counsel in connection therewith to be added to the Security Balances of the Certificates in accordance with Section 3.14 of the Trust Agreement.

                  Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and "controlling" and "controlled" shall have meanings correlative to the foregoing.

                  Aggregate Additional Balance Differential: With respect to any Payment Date and any Variable Funding Note, the sum of Additional Balance Differentials that have been added to the Security Balance of such Variable Funding Note prior to such Payment Date.

                  Amortization Event:  Any one of the following events:

                  (a) the failure on the part of the Seller (i) to make any payment or deposit required to be made under the Revolving Credit Loan Purchase Agreement within five Business Days after the date such payment or deposit is required to be made; or (ii) to observe or perform in any material respect any other covenants or agreements of the Seller set forth in the Revolving Credit Loan Purchase Agreement, which failure continues unremedied for a period of 60 days after written notice and such failure materially and adversely affects the interests of the Securityholders or the Credit Enhancer;

                  (b) if any representation or warranty made by the Seller in the Revolving Credit Loan Purchase Agreement proves to have been incorrect in any material respect when made and which continues to be incorrect in any material respect for a period of 45 days

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         with  respect to any  representation  or warranty of the Seller made in
         Section 3.1(a) of the Revolving Credit Loan Purchase Agreement or 90 days with respect to any representation or warranty made in Section 3.1(b) or 3.2 of the Revolving Credit Loan Purchase Agreement after written notice and as a result of which the interests of the Securityholders or the Credit Enhancer are materially and adversely affected; provided, however, that an Amortization Event shall not be deemed to occur if the Seller has repurchased or caused to be repurchased or substituted for the related Revolving Credit Loans or all Revolving Credit Loans, if applicable, during such period (or within an additional 60 days with the consent of the Indenture Trustee and the Credit Enhancer) in accordance with the provisions of the Indenture;

                  (c) The entry against the Seller or the Issuer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

                  (d) The Seller or the Issuer shall voluntarily go into liquidation, consent to the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Seller or the Issuer or of or relating to all or substantially all of its property, or a decree or order of a court, agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Seller or the Issuer and such decree or order shall have remained in force undischarged, unbonded or unstayed for a period of 60 days; or the Seller or the Issuer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

                  (e) the Issuer becomes subject to regulation by the Commission as an investment company within the meaning of the Investment Company Act of 1940, as amended;

     (f) a Servicing Default relating to the Master Servicer occurs under the Servicing Agreement and the Master Servicer is the Seller;

     (g) the aggregate of all draws under the Credit Enhancement Instrument exceed 1% of the Cut-off Date Loan Balance; or

     (h) the Issuer is determined to be an association taxable as a corporation for federal income tax purposes.

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                  In the case of any event described in (a), (b), (f) or (g), an
Amortization Event will be deemed to have occurred only if, after any applicable grace period described in such clauses, either the Indenture Trustee, the Credit Enhancer or, with the consent of the Credit Enhancer, Noteholders evidencing not less than 51% of the Security Balance of all of the Notes, by written notice to the Seller, the Master Servicer, the Depositor and the Owner Trustee (and to the Indenture Trustee, if given by the Credit Enhancer or the Noteholders), declare that an Amortization Event has occurred as of the date of such notice. In the case of any event described in clauses (c), (d), (e) or (h), an Amortization Event will be deemed to have occurred without any notice or other action on the
part  of  the  Indenture  Trustee,   the  Noteholders  or  the  Credit  Enhancer
immediately upon the occurrence of such event; provided, that any Amortization Event may be waived and deemed of no effect with the written consent of the Credit Enhancer and each Rating Agency, subject to the satisfaction of any conditions to such waiver.

                  Appraised Value: The appraised value of a Mortgaged Property based upon the appraisal made at the time of the origination of the related Revolving Credit Loan; provided that if such Revolving Credit Loan was originated simultaneously with or not more than 12 months after a senior lien on the related Mortgaged Property, the Appraised Value shall be the lesser of the appraised value at the origination of the senior lien and the sales price for such Mortgaged Property.

                  Assignment of Mortgage: With respect to any Mortgage, an assignment, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction in which the related Mortgaged Property is located to reflect the conveyance of the Mortgage, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Revolving Credit Loans secured by Mortgaged Properties located in the same jurisdiction.

                  Authorized Newspaper: A newspaper of general circulation in the Borough of Manhattan, The City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays.

                  Authorized Officer: With respect to the Issuer, any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

                  Bankruptcy Code:  The Bankruptcy Code of 1978, as amended.

                  Bankruptcy Loss: With respect to any Revolving Credit Loan, a Deficient Valuation or Debt Service Reduction; provided, however, that neither a Deficient Valuation nor a Debt Service Reduction shall be deemed a Bankruptcy Loss hereunder so long as the Master Servicer has notified the Indenture Trustee in writing that the Master Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Revolving Credit Loan and either (A) the related Revolving Credit Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal

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and  interest  under the related  Revolving  Credit Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Revolving Credit Loan are being advanced on a current basis by the Master Servicer or a Subservicer, in either case without giving effect to any Debt Service Reduction.

                  Bankruptcy Loss Amount: As of any date of determination, the Bankruptcy Loss Amount shall equal $100,000 less the sum of any Liquidation Loss Amounts on the Revolving Credit Loans due to Bankruptcy Losses up to such date of determination.

     Basic Documents: The Trust Agreement, the Indenture, the Revolving Credit Loan Purchase Agreement, the Insurance Agreement, the Credit Enhancement Instrument, the Servicing Agreement, the Custodial Agreement and the other documents and certificates delivered in connection with any of the above.
                  Beneficial Owner: With respect to any Note, the Person who is the beneficial owner of such Note as reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly as a Depository Participant or indirectly through a Depository Participant, in accordance with the rules of such Depository).

     Billing Cycle: With respect to any Revolving Credit Loan and Due Date, the calendar month preceding such Due Date.
                  Book-Entry Notes: Beneficial interests in the Notes, ownership and transfers of which shall be made through book entries by the Depository as described in Section 4.06 of the Indenture.

                  Business Day: Any day other than (i) a Saturday or a Sunday or
(ii) a day on which banking institutions in the State of New York, California, Minnesota, Illinois or Delaware are required or authorized by law to be closed.

     Business Trust Statute: Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code ss.ss.3801 et seq., as the same may be amended from time to time.

     Capped Funding Note: Any Capped Funding Note issued in connection with an exchange pursuant to Section 4.01(d) of the Indenture.

                  Certificate Distribution Account: The account or accounts created and maintained by the Certificate Paying Agent pursuant to Section 3.10(d) of the Trust Agreement. The Certificate Paying Agent will make all distributions on the Certificates from money on deposit in the Certificate Distribution Account.

                  Certificate Distribution Amount: For any Payment Date, the amount remaining in the Payment Account following distributions pursuant to clauses (i) through (ix) of Section 3.05 of the Indenture.


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     Certificate  Paying  Agent:  The meaning  specified  in Section 3.10 of the
Trust Agreement.
                  Certificate Percentage Interest: With respect to any Payment Date, the Certificate Percentage Interest as stated on the face of such Certificate, which percentage may be recalculated in accordance with Section
3.03 of the Trust Agreement.

                  Certificate Principal Balance: As of any Payment Date, with respect to any Certificate, an amount equal to the then applicable Certificate Percentage Interest of such Certificate multiplied by the Outstanding Reserve Amount.

     Certificate Register: The register maintained by the Certificate Registrar in which the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates.

     Certificate Registrar: Initially, the Indenture Trustee, in its capacity as Certificate Registrar.

     Certificate of Trust: The Certificate of Trust filed for the Trust pursuant to Section 3810(a) of the Business Trust Statute.

                  Certificateholder: The Person in whose name a Certificate is registered in the Certificate Register except that, any Certificate registered in the name of the Issuer, the Owner Trustee or the Indenture Trustee or any Affiliate of any of them shall be deemed not to be outstanding and the registered holder will not be considered a Certificateholder or a holder for purposes of giving any request, demand, authorization, direction, notice, consent or waiver under the Indenture or the Trust Agreement provided that, in determining whether the Indenture Trustee or the Owner Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates that the Indenture Trustee or the Owner Trustee knows to be so owned shall be so disregarded. Owners of Certificates that have been pledged in good faith may be regarded as Holders if the pledgee establishes to the satisfaction of the Indenture Trustee or the Owner Trustee, as the case may be, the pledgee's right so to act with respect to such Certificates and that the pledgee is not the Issuer, any other obligor upon the Certificates or any Affiliate of any of the foregoing Persons.

     Certificates: The Certificates in substantially the form set forth in Exhibit A to the Trust Agreement.

                  Closing Date:  March 27, 1997.

     Code: The Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     Collateral: The meaning specified in the Granting Clause of the Indenture.

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                  Collection  Period:  With respect to any Revolving Credit Loan and any Payment Date except the first Payment Date, the calendar month preceding any such Payment Date, and with respect to the first Payment Date, the period from March 3, 1997 to March 31, 1997.

                  Combined Loan-to-Value Ratio: With respect to any Revolving Credit Loan and any date, the percentage equivalent of a fraction, the numerator of which is the sum of (i) the Credit Limit and (ii) the outstanding principal balance as of the date of the origination of such Revolving Credit Loan (or any subsequent date as of which such outstanding principal balance may be determined in connection with an increase or decrease in the Credit Limit or to reduce the amount of primary insurance for such Revolving Credit Loan) of any mortgage loan or mortgage loans that are secured by liens on the Mortgaged Property that are senior or subordinate to the Mortgage and the denominator of which is the Appraised Value of the related Mortgaged Property.

     Controlling Certificates: Collectively, the Designated Certificate and the Restricted Certificates.

                  Corporate Trust Office: With respect to the Indenture Trustee, Certificate Registrar, Certificate Paying Agent and Paying Agent, the principal corporate trust office of the Indenture Trustee and Note Registrar at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this instrument is located at 450 West 33rd Street, 15th Floor, New York, New York 10007, Attention: Global Trust Services. With respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Trust Agreement is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration.

                  Credit Enhancement Draw Amount: An amount if any equal to the sum of (x) the amount by which accrued interest on the Notes, at the Note Rate on such Payment Date (exclusive of any Interest Shortfalls) exceeds the amount on deposit in the Payment Account available for interest distributions on such Payment Date, (y) any Liquidation Loss Amount (other than any Excess Loss Amount) not currently covered by a Liquidation Loss Distribution Amount or a reduction in the Outstanding Reserve Amount and (z) and any Excess Loss Amount.

                  Credit  Enhancement  Instrument:   The  Certificate  Guarantee
Insurance Policy number AB0102BE, dated as of the Closing Date, issued by the Credit Enhancer to the Owner Trustee.

                  Credit Enhancer: AMBAC Indemnity Corporation, a Wisconsin-domiciled stock insurance corporation, any successor thereto or any replacement credit enhancer substituted pursuant to Section 3.29 of the Indenture.

     Credit Enhancer Default: If the Credit Enhancer fails to make a payment required under the Credit Enhancement Instrument in accordance with its terms.
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     Credit Enhancer Premium Rate: As set forth in the Insurance Agreement.

     Credit Limit: With respect to any Revolving Credit Loan, the maximum Loan Balance permitted under the terms of the related Loan Agreement.

                  Credit Line  Agreement  or Mortgage  Note:  With  respect to a
Revolving Credit Loan, the Loan Agreement pursuant to which the related mortgagor agrees to pay the indebtedness evidenced thereby and secured by the related Mortgage as modified or amended.

                  Custodial Account: The account or accounts created and maintained by the Master Servicer pursuant to Section 3.02(b) of the Servicing Agreement, in which the Master Servicer shall deposit or cause to be deposited certain amounts in respect of the Revolving Credit Loans.

                  Custodial Agreement: Any Custodial Agreement between the Custodian, the Indenture Trustee, the Issuer and the Master Servicer relating to the custody of the Revolving Credit Loans and the Related Documents.

  Custodian:   Norwest Bank Minnesota, N.A., a national association, and its successors and assigns.

                  Cut-off Date:  March 3, 1997.

                  Cut-off Date Loan Balance: With respect to any Revolving Credit Loan, the unpaid principal balance thereof as of the close of business on the last day of the related Billing Cycle immediately prior to the Cut-off Date.

                  Debt Service Reduction: With respect to any Revolving Credit Loan, a reduction in the scheduled payment for such Revolving Credit Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

 Default: Any occurrence which is or with notice or the lapse of time or both would become an Event of Default.

                  Deficient Valuation: With respect to any Revolving Credit Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Revolving Credit Loan, or any reduction in the amount of principal to be paid in connection with any scheduled payment that constitutes a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

 Deleted Loan: A Revolving Credit Loan replaced or to be replaced with an Eligible Substitute Loan.

Definitive Notes:  The meaning specified in Section 4.06 of the Indenture.

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Depositor:  Residential Funding Mortgage Securities II, Inc., a Delaware
corporation, or its successor in interest.

                  Depository or Depository Agency: The Depository Trust Company or a successor appointed by the Indenture Trustee with the approval of the Depositor. Any successor to the Depository shall be an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act and the regulations of the Securities and Exchange Commission thereunder.

     Depository Participant: A Person for whom, from time to time, the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     Designated  Certificate:   The  Certificate  issued  in  the  name  of  the
Designated Holder as described in Section 3.12 of the Trust Agreement.

     Designated Holder: With respect to the Designated Certificates, any beneficial and record owner thereof, which shall be MATI as of the Closing Date.

                  Determination Date: With respect to any Payment Date, the 15th day of the month in which such Payment Date occurs or if such day is not a Business Day, the next succeeding Business Day.

                  Dissolution Draw: Following an Event of Liquidation, the Business Day following the date on which the proceeds of the sale or liquidation of the Trust Estate are to be distributed to the Securityholders, the amount, if any, by which the aggregate amount available for distribution to Securityholders is less than the sum of (1) an amount equal to all accrued and unpaid interest on the Notes and Certificate Preferred Return on the Certificates through such Payment Date and (2) 100% of the aggregate Security Balance outstanding immediately prior to such Payment Date.

     Dissolution Payment Date: Following an Event of Liquidation, the Business Day following the date on which the proceeds of the sale of the Trust Estate are paid to Securityholders.

     Draw: With respect to any Revolving Credit Loan, a borrowing by the Mortgagor under the related Loan Agreement.

                  Draw Period: With respect to each Revolving Credit Loan, the period consisting of either the first five or fifteen years after the date of origination of such Revolving Credit Loan, during which the related Mortgagor is permitted to make Draws.

                  Due Date:  The 20th day of the month.

                  Eligible Account: An account that is any of the following: (i) maintained with a depository institution the debt obligations of which have been rated by each Rating Agency in its highest rating available, or (ii) an account or accounts in a depository institution in which such accounts are fully insured to the limits established by the FDIC, provided that any deposits

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not so insured  shall,  to the  extent  acceptable  to each  Rating  Agency,  as evidenced in writing, be maintained such that (as evidenced by an Opinion of Counsel delivered to the Indenture Trustee and each Rating Agency) the Indenture Trustee have a claim with respect to the funds in such account or a perfected first security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, or (iii) in the case of the Custodial Account, either (A) a trust account or accounts maintained at the corporate trust department of the Indenture Trustee or (B) an account or accounts maintained at the corporate trust department of the Indenture Trustee, as long as its short term debt obligations are rated P-1 by Moody's and A-1 by Standard & Poor's (or the equivalent) or better by each Rating Agency and its long term debt obligations are rated A2 by Moody's and A by Standard & Poor's (or the equivalent) or better, by each Rating Agency, or (iv) in the case of the Custodial Account and the Payment Account, a trust account or accounts maintained in the corporate trust division of the Indenture Trustee, or (v) an account or accounts of a depository institution acceptable to each Rating Agency (as evidenced in writing by each Rating Agency that use of any such account as the Custodial Account or the Payment Account will not reduce the rating assigned to any of the Securities by such Rating Agency (if determined without regard to the Credit Enhancement Instrument) below the lower of the then-current rating or the rating assigned to such Securities (if determined without regard to the Credit Enhancement Instrument) as of the Closing Date by such Rating Agency).

                  Eligible Substitute Loan: A Revolving Credit Loan substituted by the Seller for a Deleted Loan which must, on the date of such substitution, as confirmed in an Officers' Certificate delivered to the Indenture Trustee, (i) have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution (or in the case of a substitution of more than one Revolving Credit Loan for a Deleted Revolving Credit Loan, an aggregate outstanding principal balance, after such deduction), not in excess of the outstanding principal balance of the Deleted Loan (the amount of any shortfall to be deposited by the Seller in the Custodial Account in the month of substitution); (ii) comply with each representation and warranty set forth in clauses (ii) through (xxxiii) of Section 3.1(b) of the Revolving
Credit  Loan  Purchase  Agreement  other than  clauses  (viii),  (xiii),  (xiv),
(xxiv)(B), (xxv)(B), (xxvi) and (xxvii) as of the date of substitution; (iii) have a Loan Rate, Net Loan Rate and Gross Margin no lower than and not more than 1% per annum higher than the Loan Rate, Net Loan Rate and Gross Margin, respectively, of the Deleted Loan as of the date of substitution; (iv) have a Combined Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Loan at the time of substitution; (v) have a remaining term to stated maturity not greater than (and not more than one year less than) that of the Deleted Loan and (vi) not be 30 days or more delinquent.

    ERISA:  The Employee Retirement Income Security Act of 1974, as amended.

                  Event of Default: With respect to the Indenture, any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):


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     (i) a default  in the  payment  of any  interest  on any Note when the same becomes due and payable, and such default shall continue for a period of five days; or
                        (ii) a default in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable, and such default shall continue for a period of five days; or

                       (iii) there occurs a default in the observance or performance of any covenant or agreement of the Issuer made in the Indenture, or any representation or warranty of the Issuer made in the Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made which has a material adverse effect on Securityholders, and such default shall continue or not be cured, or the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Holders of at least 25% of the outstanding Security Balance of the Notes or the Credit Enhancer, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of default hereunder; or

                        (iv) there occurs the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Trust Estate in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or ordering the winding-up or liquidation of the Issuer's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

                         (v) there occurs the commencement by the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the assets of the Trust Estate, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of any action by the Issuer in furtherance of any of the foregoing.

                  Event of Liquidation: Either (A) following the occurrence of an Event of Default under the Indenture, the determination by the Indenture Trustee, as evidenced by a written notice provided to the Owner Trustee, the Depositor and the Credit Enhancer that all conditions precedent to the sale or other liquidation of the Trust Estate pursuant to Section 5.04 of the Indenture have been satisfied; or (B) in connection with a termination of the Trust required

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under Section 8.02 of the Trust  Agreement,  a direction by the Owner Trustee to the Indenture Trustee to sell the assets of the Trust.

  Event of Servicer Termination: With respect to the Servicing Agreement, a Servicing Default as defined in Section 7.01 of the Servicing Agreement.

                  Excess Loss Amount: On any Payment Date "Excess Loss Amounts" will be equal to the sum of (i) the excess, if any, of the aggregate Liquidation Loss Amounts (other than as described in clauses (ii)-(v) hereof) for the related Collection Period and all preceding Collection Periods over $34,546,337,
(ii) any Special Hazard Losses in excess of the Special Hazard Amount, (iii) any Fraud Losses in excess of the Fraud Loss Amount, (iv) any Bankruptcy Losses in excess of the Bankruptcy Loss Amount, and (v) any losses incurred on a Revolving Credit Loan caused by or resulting from an Extraordinary Event.

     Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  Excluded Amount: For any Payment Date on or after the occurrence of an Amortization Event, the portion of the balance with respect to each Revolving Credit Loan attributable to all Draws not transferred to the Trust, and the portion of the Principal Collections and Interest Collections thereon for each Collection Period allocated to such Excluded Amount based on a pro rata allocation between the related Excluded Amount and the Loan Balance in proportion to the respective amounts outstanding as of the end of the calendar month preceding such Collection Period.

    Expenses:  The meaning specified in Section 7.02 of the Trust Agreement.

                  Extraordinary Event: Any of the following conditions with respect to a Mortgaged Property or Revolving Credit Loan causing or resulting in a loss which causes the liquidation of such Revolving Credit Loan:

                  (a) losses that are of a type that would be covered by the fidelity bond and the errors and omissions insurance policy required to be maintained pursuant to Section 3.13 of the Servicing Agreement but are in excess of the coverage maintained thereunder;

                  (b) nuclear reaction or nuclear radiation or radioactive contamination, all whether controlled or uncontrolled, and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by the definition of the term "Special Hazard Loss";

                  (c) hostile or warlike action in time of peace or war, including action in hindering, combatting or defending against an actual, impending or expected attack:

     1. by any government or sovereign power, de jure or de facto, or by any authority maintaining or using military, naval or air forces; or

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                           2.   by military, naval or air forces; or

    3.   by an agent of any such government, power, authority or forces;

     (d) any weapon of war employing atomic fission or radioactive force whether in time of peace or war; or

                  (e) insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combatting or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority; or risks of contraband or illegal transportation or trade.

   FDIC:  The Federal Deposit Insurance Corporation or any successor thereto.

   FHLMC: The Federal Home Loan Mortgage Corporation, or any successor thereto.

   Final Scheduled Payment Date:  The Payment Date in September 2022.

 FNMA:  The Federal National Mortgage Association, or any successor thereto.

                  Foreclosure Profit: With respect to a Liquidated Revolving Credit Loan, the amount, if any, by which (i) the aggregate of Liquidation Proceeds net of Liquidation Expenses exceeds (ii) the related Loan Balance (plus accrued and unpaid interest thereon at the applicable Loan Rate from the date interest was last paid through the date of receipt of the final Liquidation Proceeds) of such Liquidated Revolving Credit Loan immediately prior to the final recovery of its Liquidation Proceeds.

                  Fraud Loss Amount: As of any date of determination after the Cut-off Date, the Fraud Loss Amount shall equal (X) prior to the first anniversary of the Cut-off Date an amount equal to 3% of the aggregate of the Credit Limits of the Revolving Credit Loans as of the Cutoff Date minus the aggregate of any Liquidation Loss Amounts on the Revolving Credit Loans due to Fraud Losses up to such date of determination; (Y) from the first to the second anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 2% of the aggregate of the Credit Limits of the Revolving Credit Loans as of the most recent anniversary of the Cut-off Date minus (2) the aggregate of any Liquidation Loss Amounts on the Revolving Credit Loans due to Fraud Losses since the most recent anniversary of the Cut-off Date up to such date of determination; and (Z) from the second to the fifth anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 1% of the aggregate of the Credit Limits of the Revolving Credit as of the most recent anniversary of the Cut-off Date minus (2) the aggregate of any Liquidation Loss Amounts on the Revolving Credit Loans due to Fraud Losses since the most recent anniversary of the Cut-off Date up to such date of determination. On and after the fifth anniversary of the Cut-off Date the Fraud Loss Amount shall be zero.

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 Fraud Losses:  Losses on Revolving Credit Loans as to which there was fraud in the origination of such Revolving Credit Loan.

                  Grant: Pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of such collateral or other agreement or instrument and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

                  Gross Margin: With respect to any Revolving Credit Loan, the percentage set forth as the "Margin" for such Revolving Credit Loan on the Revolving Credit Loan Schedule.

                  Holder:  Any of the Noteholders or Certificateholders.

 Indemnified Party:  The meaning specified in Section 7.02 of the Trust
Agreement.

  Indenture: The indenture dated as of March 27, 1997 between the Issuer, as debtor, and the Indenture Trustee, as indenture trustee.

     Indenture Trustee: The Chase Manhattan Bank, and its successors and assigns or any successor indenture trustee appointed pursuant to the terms of the Indenture.
                  Independent: When used with respect to any specified Person, the Person (i) is in fact independent of the Issuer, any other obligor on the Notes, the Seller, the Depositor and any Affiliate of any of the foregoing Persons, (ii) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Seller, the Depositor or any Affiliate of any of the foregoing Persons and (iii) is not connected with the Issuer, any such other obligor, the Seller, the Depositor or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

                  Independent Certificate: A certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.01 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in this Indenture and that the signer is Independent within the meaning thereof.


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



                  Index: With respect to any Revolving Credit Loan, the prime rate from time to time for the adjustment of the Loan Rate set forth as such on the related Credit Line Agreement.

                  Initial    Certificates:    The   Home   Equity    Loan-Backed
Certificates, Series 1997- HS2, issued on the Closing Date, each evidencing undivided beneficial interests in the Issuer and executed by the Owner Trustee.

     Initial Security Balance: With respect to the Initial Certificates, $0.00, the Term Notes, $300,402,933.00; and the Variable Funding Notes, $0.00.

                  Insolvency Event: With respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due or the admission by such Person in writing (as to which the Indenture Trustee shall have notice) of its inability to pay its debts generally, or the adoption by the Board of Directors or managing member of such Person of a resolution which authorizes action by such Person in furtherance of any of the foregoing.

                  Insurance Agreement: The Insurance and Indemnity Agreement dated as of March 27, 1997 among the Master Servicer, the Seller, the Depositor, the Issuer, the Indenture Trustee and the Credit Enhancer, including any amendments and supplements thereto.

                  Insurance Proceeds: Proceeds paid by any insurer (other than the Credit Enhancer) pursuant to any insurance policy covering a Revolving Credit Loan which are required to be remitted to the Master Servicer, or amounts required to be paid by the Master Servicer pursuant to the next to last sentence of Section 3.04 of the Servicing Agreement, net of any component thereof (i) covering any expenses incurred by or on behalf of the Master Servicer in connection with obtaining such proceeds, (ii) that is applied to the restoration or repair of the related Mortgaged Property, (iii) released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures or (iv) required to be paid to any holder of a mortgage senior to such Revolving Credit Loan.

     Interest Collections: With respect to any Payment Date, the sum of all payments by or on behalf of Mortgagors and any other amounts constituting interest (including without limitation such portion of Insurance Proceeds, Net Liquidation Proceeds and Repurchase Prices
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



as is allocable to interest on the applicable Revolving Credit Loan) as is paid by the Seller or the Master Servicer or is collected by the Servicer under the Revolving Credit Loans, reduced by the Servicing Fees for the related Collection Period and by any fees (including annual fees) or late charges or similar administrative fees paid by Mortgagors during the related Collection Period. The terms of the related Loan Agreement shall determine the portion of each payment in respect of such Revolving Credit Loan that constitutes principal or interest.

                  Interest Period: With respect to any Payment Date other than the first Payment Date, the period beginning on the preceding Payment Date and ending on the day preceding such Payment Date, and in the case of the first Payment Date, the period beginning on the Closing Date and ending on the day preceding the first Payment Date.

                  Interest Rate Adjustment Date: With respect to each Revolving Credit Loan, the date or dates on which the Loan Rate is adjusted in accordance with the related Credit Line Agreement.

                  Interest Shortfall: With respect to the Notes, on any Payment Date an amount on which interest accrued on the Notes during the related Interest Period exceeds an amount equal to one-twelfth of the product of (i) the aggregate principal balance of the Revolving Credit Loans multiplied by (ii) the Net Loan Rate Cap. Interest Shortfalls will not be included as interest payments on the Notes for such Payment Date and such amount will accrue interest at the Note Rate (as adjusted from time to time) and will be paid on future Payment Dates only to the extent funds are available therefor as set forth in Section 3.05(a) of the Indenture.

  Issuer or Trust: The Home Equity Loan Trust 1997-HS2, a Delaware business trust, or its successor in interest.

     Issuer Request: A written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.
                  LIBOR: For any Interest Period other than the first Interest Period, the rate for United States dollar deposits for one month which appears on the Telerate Screen Page 3750 as of 11:00 A.M., London, England time, on the second LIBOR Business Day prior to the first day of such Interest Period. With respect to the first Interest Period, the rate for United States dollar deposits for one month which appears on the Telerate Screen Page 3750 as of 11:00 A.M., London, England time, two LIBOR Business Days prior to the Closing Date. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Indenture Trustee after consultation with the Master Servicer), the rate will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, LIBOR will be LIBOR applicable to the preceding Payment Date.

                  LIBOR Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the city of London, England are required or authorized by law to be closed.

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




                  Lien: Any mortgage, deed of trust, pledge, conveyance, hypothecation, assignment, participation, deposit arrangement, encumbrance, lien (statutory or other), preference, priority right or interest or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing; provided, however, that any assignment pursuant to Section 6.02 of the Servicing Agreement shall not be deemed to constitute a Lien.

                  Liquidated Revolving Credit Loan: With respect to any Payment Date, any Revolving Credit Loan in respect of which the Master Servicer has determined, in accordance with the servicing procedures specified in the Servicing Agreement, as of the end of the related Collection Period that substantially all Liquidation Proceeds which it reasonably expects to recover, if any, with respect to the disposition of the related REO have been recovered.

                  Liquidation Expenses: Out-of-pocket expenses (exclusive of overhead) which are incurred by or on behalf of the Master Servicer in connection with the liquidation of any Revolving Credit Loan and not recovered under any insurance policy, such expenses including, without limitation, legal fees and expenses, any unreimbursed amount expended (including, without limitation, amounts advanced to correct defaults on any mortgage loan which is senior to such Revolving Credit Loan and amounts advanced to keep current or pay off a mortgage loan that is senior to such Revolving Credit Loan) respecting the related Revolving Credit Loan and any related and unreimbursed expenditures for real estate property taxes or for property restoration, preservation or insurance against casualty loss or damage.

                  Liquidation Loss Amounts: With respect to any Payment Date and any Revolving Credit Loan that became a Liquidated Revolving Credit Loan during the related Collection Period, the unrecovered portion of the related Loan Balance thereof at the end of such Collection Period, after giving effect to the Net Liquidation Proceeds applied in reduction of the Loan Balance.

                  Liquidation Loss Distribution Amount: With respect to any Payment Date, the aggregate of (A) 100% of the Liquidation Loss Amounts (other than any Excess Loss Amounts) on such Payment Date, plus (B) any such Liquidation Loss Amounts (other than any Excess Loss Amounts) remaining undistributed from any preceding Payment Date (with interest thereon at a rate specified in the Insurance Agreement for amounts owing to the Credit Enhancer), provided that any such Liquidation Loss Amount pursuant to this clause (B) shall not be distributed to the extent that the Liquidation Loss Amount was reflected in the reduction of the Outstanding Reserve Amount.

                  Liquidation Proceeds: Proceeds (including Insurance Proceeds but not including amounts drawn under the Credit Enhancement Instrument) if any received in connection with the liquidation of any Revolving Credit Loan or related REO, whether through trustee's sale, foreclosure sale or otherwise.


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     Loan Agreement:  With respect to any Revolving Credit Loan, the credit line account agreement executed by the related Mortgagor and any amendment or modification thereof.
                  Loan Balance: With respect to any Revolving Credit Loan, other than a Liquidated Revolving Credit Loan, and as of any day, the related Cut-off Date Loan Balance, plus (i) any Additional Balances in respect of such Revolving Credit Loan conveyed to the Trust, minus (ii) all collections credited as principal in respect of any such Revolving Credit Loan in accordance with the related Loan Agreement (except for any such collections that are allocable to any Excluded Amount) and applied in reduction of the Loan Balance thereof. For purposes of this definition, a Liquidated Revolving Credit Loan shall be deemed to have a Loan Balance equal to the Loan Balance of the related Revolving Credit Loan immediately prior to the final recovery of substantially all related Liquidation Proceeds and a Loan Balance of zero thereafter.

    Loan Rate: With respect to any Revolving Credit Loan and any day, the per annum rate of interest applicable under the related Loan Agreement.

                  Lost Note Affidavit: With respect to any Revolving Credit Loan as to which the original Credit Line Agreement has been permanently lost or destroyed and has not been replaced, an affidavit from the Seller or the related Program Seller certifying that the original Credit Line Agreement has been lost, misplaced or destroyed (together with a copy of the related Credit Line Agreement).

  Master Servicer: Residential Funding Corporation, a Delaware corporation, and its successors and assigns.

                  Master Servicing Fee: With respect to any Revolving Credit Loan and any Collection Period, the product of (i) the Master Servicing Fee Rate divided by 12 and (ii) the Pool Balance as of the first day of such Collection Period.

 Master Servicing Fee Rate: With respect to any Revolving Credit Loan, 0.08% per annum.

 MATI: Mortgage Assets Trading, Inc., a Delaware corporation, or its successors
        Maximum Credit Enhancement Instrument Amount:  $365,403,842.00.

                  Maximum Loan Rate Cap: With respect to each Revolving Credit Loan, the lesser of (i) the Maximum Rate, if any, or (ii) the applicable state usury ceiling, if any.

                  Maximum Net Loan Rate: The Maximum Net Loan Rate will be equal to (x) (1) one-twelfth of the aggregate principal balance of the Revolving Credit Loans multiplied by the weighted average of the Maximum Loan Rate Caps on the Revolving Credit Loans as of the first day of the calendar month in which the Interest Period begins, minus (2) the sum of the Servicing Fees and the amount of the premium payable to the Credit Enhancer with respect to the Policy for such Payment Date, divided by (y) the aggregate Security Balance of the Notes

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



as of such Payment Date, multiplied by (z) 360 divided by the actual number of days in the related Interest Period.

                  Maximum Pool Balance: As to any Payment Date the highest Pool Balance at the end of any Collection Period from the Closing Date up to and including the related Collection Period.

                  Maximum Rate: With respect to each Revolving Credit Loan with respect to which the related Credit Line Agreement provides for a lifetime rate cap, the maximum Loan Rate permitted over the life of such Revolving Credit Loan under the terms of such Credit Line Agreement, as set forth on the Revolving Credit Loan Schedule and initially as set forth on Exhibit A to the Servicing Agreement.

                  Maximum Variable Funding Balance: The maximum Security Balance of the Variable Funding Notes may not exceed an aggregate amount equal to $65,000,909 minus any amounts paid as principal on the Variable Funding Notes or such greater amount as may be permitted under the Indenture.

     Minimum Monthly Payment: With respect to any Revolving Credit Loan and any month, the minimum amount required to be paid by the related Mortgagor in that month. Moody's: Moody's Investors Service, Inc. or its successor in interest.

                  Mortgage: The mortgage, deed of trust or other instrument creating a first or second lien on an estate in fee simple interest in real property securing a Revolving Credit Loan.

                  Mortgage File: The file containing the Related Documents pertaining to a particular Revolving Credit Loan and any additional documents required to be added to the Mortgage File pursuant to the Revolving Credit Loan Purchase Agreement or the Servicing Agreement.

  Mortgaged Property: The underlying property, including real property and improvements thereon, securing a Revolving Credit Loan.

                  Mortgagor:  The obligor or obligors under a Loan Agreement.

                  Net Liquidation Proceeds: With respect to any Liquidated Revolving Credit Loan, Liquidation Proceeds net of Liquidation Expenses (but not including the portion, if any, of such amount that exceeds the Loan Balance of the Revolving Credit Loan at the end of the Collection Period immediately preceding the Collection Period in which such Revolving Loan became a Liquidated Revolving Credit Loan).

  Net Loan Rate: With respect to any Revolving Credit Loan and any day, the related Loan Rate less 0.72% per annum.


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



                  Net Loan Rate Cap:  With  respect  to any  Payment  Date,  the
Weighted Average Net Loan Rate (adjusted to an effective rate reflecting interest calculated on the basis of the actual number of days in the related Interest Period and a year assumed to consist of 360 days).

                  Net Principal Collections: With respect to any Distribution Date, the excess, if any, of Security Principal Collections for the related Collection Period over the amount of Additional Balances created during the related Collection Period.

                  Note Owner:  The Beneficial Owner of a Note.

                  Note Rate: With respect to any Interest Period, a per annum rate determined by the Master Servicer equal to the lesser of (i) LIBOR for such Interest Period plus 0.155% and (ii) the Maximum Net Loan Rate. However, on any Payment Date the Note Rate is subject to limitations with respect to Interest Shortfalls.

     Note Register: The register maintained by the Note Registrar in which the Note Registrar shall provide for the registration of Notes and of transfers and exchanges of Notes.

  Note Registrar:  The Indenture Trustee, in its capacity as Note Registrar.

                  Noteholder: The Person in whose name a Note is registered in the Note Register, except that, any Note registered in the name of the Depositor, the Issuer or the Indenture Trustee or any Affiliate of any of them shall be deemed not to be outstanding and the registered holder will not be considered a Noteholder or holder for purposes of giving any request, demand, authorization, direction, notice, consent or waiver under the Indenture or the Trust Agreement provided that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Indenture Trustee or the Owner Trustee knows to be so owned shall be so disregarded. Owners of Notes that have been pledged in good faith may be regarded as Holders if the pledgee establishes to the satisfaction of the Indenture Trustee or the Owner Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes or any Affiliate of any of the foregoing Persons.

  Notes: Collectively, the Term Notes and the Variable Funding Notes issued and outstanding at any time pursuant to the Indenture.

                  Officer's Certificate: With respect to the Master Servicer, a certificate signed by the President, Managing Director, a Director, a Vice President or an Assistant Vice President, of the Master Servicer and delivered to the Indenture Trustee. With respect to the Issuer, a certificate signed by any Authorized Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.01 of the Indenture, and delivered to the Indenture Trustee. Unless otherwise specified, any reference in the Indenture to an Officer's Certificate shall be to an Officer's Certificate of any Authorized Officer of the Issuer.


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                  Opinion of Counsel: A written opinion of counsel.  Any Opinion of Counsel for the Master Servicer may be provided by in-house counsel for the Master Servicer if reasonably acceptable to the Indenture Trustee, the Credit Enhancer and the Rating Agencies or counsel for the Depositor, as the case may be.

     Original Trust Agreement: The Trust Agreement, dated as of March 15, 1997, between the Owner Trustee and the Depositor.

     Outstanding: With respect to the Notes, as of the date of determination, all Notes theretofore executed, authenticated and delivered under this Indenture except:

     (i) Notes theretofore cancelled by the Note Registrar or delivered to the Indenture Trustee for cancellation; and

                        (ii) Notes in exchange for or in lieu of which other Notes have been executed, authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a holder in due course;

provided, however, that for purposes of effectuating the Credit Enhancer's right of subrogation as set forth in Section 4.12 of the Indenture only, all Notes that have been paid with funds provided under the Credit Enhancement Instrument shall be deemed to be Outstanding until the Credit Enhancer has been reimbursed with respect thereto.

                  Outstanding Reserve Amount: With respect to any Payment Date, the amount by which the Pool Balance as of the last day of the related Collection Period exceeds the aggregate Security Balance of the Notes on such Payment Date (after application of Net Principal Collections or Security Principal Collections, as the case may be, for such date).

                  Owner Trust : The Home Equity Loan Trust 1997-HS2, Series 1997-HS2 to be created pursuant to the Trust Agreement.

     Owner Trust Estate: The corpus of the Issuer created by the Trust Agreement which consists of the Revolving Credit Loans and the Credit Enhancement Instrument.
                  Owner Trustee: Wilmington Trust Company not in its individual capacity but solely as Owner Trustee of the Trust, and its successors and assigns or any successor owner trustee appointed pursuant to the terms of the Trust Agreement.

     Paying Agent:  Any paying agent or co-paying  agent  appointed  pursuant to
Section 3.03 of the Indenture, which initially shall be the Indenture Trustee.

                  Payment Account: The account established by the Indenture Trustee pursuant to Section 8.02 of the Indenture and Section 5.01 of the Servicing Agreement. Amounts deposited in the Payment Account will be distributed by the Indenture Trustee in accordance with Section 3.05 of the Indenture.

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  Payment Date:  The 20th day of each month, or if such day is not a Business
Day, then the next Business Day.

                  Percentage Interest: With respect to any Note, the percentage obtained by dividing the Security Balance of such Note by the aggregate of the Security Balances of all Notes (including the Term Notes and the Variable Funding Notes) prior to such Payment Date. With respect to any Certificate, the percentage obtained by dividing the Security Balance on any such Certificate by the aggregate of the Security Balances of all Certificates prior to any Payment Date.

                  Permitted Investments:  One or more of the following:

                         (i) obligations of or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

                        (ii) repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating available;

                       (iii) federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided that the debt obligations of such depository institution or trust company (or, if the only Rating Agency is Standard & Poor's, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) at the date of acquisition thereof have been rated by each Rating Agency in its highest short-term rating available; and provided further that, if the only Rating Agency is Standard & Poor's and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of Standard & Poor's if Standard & Poor's is the Rating Agency;

                        (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in its highest short-term rating available; provided that such commercial paper shall have a remaining maturity of not more than 30 days;

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     (v) a money market fund or a qualified investment fund rated by each Rating
Agency in its highest long-term rating available;  and
(vi) other obligations or securities that are acceptable to each Rating Agency as an Permitted Investment hereunder and will not reduce the rating assigned to any Securities by such Rating Agency below the lower of the then-current rating or the rating assigned to such Securities as of the Closing Date by such Rating Agency, and which are acceptable to the Credit Enhancer, as evidenced in writing, provided that if the Master Servicer or any other Person controlled by the Master Servicer is the issuer or the obligor of any obligation or security described in this clause (vi) such obligation or security must have an interest rate or yield that is fixed or is variable based on an objective index that is not affected by the rate or amount of losses on the Revolving Credit Loans;

provided, however, that no instrument shall be a Permitted Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations References herein to the highest rating available on unsecured long-term debt shall mean AAA in the case of Standard & Poor's and Aaa in the case of Moody's, and references herein to the highest rating available on unsecured commercial paper and short-term debt obligations shall mean A-1 in the case of Standard & Poor's and P-1 in the case of Moody's.

                  Person:  Any  individual,   corporation,   partnership,  joint
venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     Pool Balance: With respect to any date, the aggregate of the Loan Balances of all Revolving Credit Loans as of such date.

                  Predecessor Note: With respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 4.03 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

                  Principal Collection Distribution Amount: For any Payment Date, (i) at any time during the Revolving Period, so long as an Amortization Event has not occurred, Net Principal Collections and (ii) following an Amortization Event or at any time after the end of the Revolving Period, Security Principal Collections; provided, however, on any Payment Date with respect to which the Outstanding Reserve Amount that would result, if determined without regard to this proviso exceeds the Reserve Amount Target the Principal Collection Distribution Amount will be reduced by the amount of such excess until the Outstanding Reserve Amount equals the Reserve Amount Target.


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



 Principal Collections: With respect to any Payment Date and any Revolving Credit Loan, the aggregate of the following amounts:

                         (i) the total amount of payments made by or on behalf of the Mortgagor, received and applied as payments of principal on the Revolving Credit Loan during the related Collection Period, as reported by the related Subservicer;

                        (ii) any Net Liquidation Proceeds, allocable as a recovery of principal, received in connection with the Revolving Credit Loan during the related Collection Period;

                       (iii) if the Revolving Credit Loan was purchased by the Master Servicer pursuant to Section 3.14 of the Servicing Agreement, or was repurchased by the Seller pursuant to the Revolving Credit Loan Purchase Agreement, during the related Collection Period, 100% of the Loan Balance of the Revolving Credit Loan as of the date of such purchase or repurchase; and

                        (iv) any other amounts received as payments on or proceeds of the Revolving Credit Loan during the Collection Period to the extent applied in reduction of the principal amount thereof;

provided that Principal Collections shall not include any Foreclosure Profits, and shall be reduced by any amounts withdrawn from the Custodial Account pursuant to clauses (iii), (vii) and (viii) of Section 3.03 of the Servicing Agreement other than any portion of such amounts that are attributable to the Excluded Amount in respect of any Revolving Credit Loan that are allocable to principal of such Revolving Credit Loan and not otherwise excluded from the amounts specified in (i) - (iv) above.

     Proceeding: Any suit in equity, action at law or other judicial or administrative proceeding.

     Program Guide: Together, the Seller's Seller Guide and Servicing Guide, as in effect from time to time.

     Program Seller: With respect to any Revolving Credit Loan, the Person that sold such Revolving Credit Loan to the Seller.

     Purchase Price: The meaning specified in Section 2.2(a) of the Revolving Credit Loan Purchase Agreement.

     Purchaser: Residential Funding Mortgage Securities II, Inc., a Delaware corporation, and its successors and assigns.

     Rating Agency: Any nationally recognized statistical rating organization, or its successor, that rated the Securities at the request of the Depositor at the time of the initial issuance of the Securities. Initially, Moody's or Standard & Poor's. If such organization or a
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



successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Indenture Trustee. References herein to the highest short term unsecured rating category of a Rating Agency shall mean A-1 or better in the case of Standard & Poor's and P-1 or better in the case of Moody's and in the case of any other Rating Agency shall mean such equivalent ratings. References herein to the highest long-term rating category of a Rating Agency shall mean "AAA" in the case of Standard & Poor's and "Aaa" in the case of Moody's and in the case of any other Rating Agency, such equivalent rating.

                  Record Date: With respect to the Term Notes and any Payment Date, the Business Day next preceding such Payment Date and with respect to the Certificates or the Variable Funding Notes and any Payment Date, the last Business Day of the month preceding the month of such Payment Date.

                  Reference Bank Rate: With respect to any Interest Period, as follows: the arithmetic mean (rounded upwards, if necessary, to the nearest one sixteenth of a percent) of the offered rates for United States dollar deposits for one month which are offered by the Reference Banks as of 11:00 A.M., London, England time, on the second LIBOR Business Day prior to the first day of such Interest Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the sum of the outstanding Security Balance of the Notes and the Certificates; provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Indenture Trustee after consultation with the Master Servicer, as of 11:00 a.m., New York time, on such date for loans in U.S. Dollars to leading European Banks for a period of one month in amounts approximately equal to the aggregate Security Balance of the Notes. If no such quotations can be obtained, the Reference Bank Rate shall be the Reference Bank Rate applicable to the preceding Interest Period.

Reference Banks: Barclays Bank PLC, National Westminster Bank and Bankers Trust Company.

 Registered Holder: The Person in whose name a Note is registered in the Note Register on the applicable Record Date.

                  Related Documents: With respect to each Revolving Credit Loan, the documents specified in Section 2.1(c) of the Revolving Credit Loan Purchase Agreement and any documents required to be added to such documents pursuant to the Revolving Credit Loan Purchase Agreement, the Trust Agreement or the Servicing Agreement.

REO: A Mortgaged Property that is acquired by the Trust in foreclosure or by deed in lieu of foreclosure.

     Repurchase Event: With respect to any Revolving Credit Loan, either (i) a discovery that, as of the Closing Date, the related Mortgage was not a valid lien on the related
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



Mortgaged Property subject only to (A) the lien of any prior mortgage indicated on the Revolving Credit Loan Schedule, (B) the lien of real property taxes and assessments not yet due and payable, (C) covenants, conditions, and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage and such other permissible title exceptions as are listed in the Program Guide and (D) other matters to which like properties are commonly subject which do not materially adversely affect the value, use, enjoyment or marketability of the related Mortgaged Property or
(ii) with respect to any Revolving Credit Loan as to which the Seller delivers an affidavit certifying that the original Credit Line Agreement has been lost or destroyed, a subsequent default on such Revolving Credit Loan if the enforcement thereof or of the related Mortgage is materially and adversely affected by the absence of such original Credit Line Agreement.

                  Repurchase Price: With respect to any Revolving Credit Loan required to be repurchased on any date pursuant to the Revolving Credit Loan Purchase Agreement or purchased by the Master Servicer pursuant to the Servicing Agreement, an amount equal to the sum of (i) 100% of the Loan Balance thereof (without reduction for any amounts charged off) and (ii) unpaid accrued interest at the Loan Rate (or with respect to the last day of the month in the month of repurchase, the Loan Rate will be the Loan Rate in effect as to second to last day in such month) on the outstanding principal balance thereof from the Due Date to which interest was last paid by the Mortgagor to the first day of the month following the month of purchase. No portion of any Repurchase Price shall be included in any Excluded Amount for any Payment Date.

                  Reserve Amount Target: As to any Payment Date prior to the Payment Date in September 1999, the Reserve Amount Target will be 1.50% of the Cut-off Date Balance. As to any Payment Date on or after the Payment Date in September 1999, the Reserve Amount Target will be equal to the lesser of (a) the Reserve Amount Target as of the Cut-off Date and (b) 3.00% of the Pool Balance as of the beginning of the related Collection Period (but not lower than 0.5% of the Cut-off Date Balance plus 50% of the aggregate unpaid principal balance of all Revolving Credit Loans delinquent 90 or more days as of such Payment Date); provided however that any scheduled reduction to the Reserve Amount Target described above shall not be made as of any Payment Date unless (i) the outstanding Principal Balance of the Revolving Credit Loans delinquent 90 days or more averaged over the last six months as a percentage of the aggregate outstanding Principal Balance of all Revolving Credit Loans averaged over the last six months does not exceed 3%, (ii) the aggregate cumulative Liquidation Loss Amounts on the Revolving Credit Loans prior to any such Payment Date occurring during the first year and the second year (or any year thereafter) after the Payment Date in September 1999 are less than 3.0% and 4.0%, respectively, of the aggregate Pool Balance and (iii) there has been no draw on the Policy on such Payment Date that remains unreimbursed. In addition, the Reserve Amount Target may be reduced with the prior written consent of the Credit Enhancer and the Rating Agencies.

                  Responsible Officer: With respect to the Indenture Trustee, any officer of the Indenture Trustee with direct responsibility for the administration of the Trust Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

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




                  Restricted Certificates: The Certificate having a 19.0000% Certificate Percentage Interest initially issued in the name of the Seller or an Affiliate thereof as described in Section 3.13 of the Trust Agreement, or any other Restricted Certificate issued in accordance with such section.

                  Revolving Credit Loan Purchase Agreement: The Revolving Credit Loan Purchase Agreement, dated as of the Cut-off Date, between the Seller, as seller, and the Depositor, as purchaser, with respect to the Revolving Credit Loans, dated as of March 27, 1997.

                  Revolving Credit Loan Schedule: The initial schedule of Revolving Credit Loans as of the Cut-off Date set forth in Exhibit A of the Servicing Agreement, which schedule sets forth as to each Revolving Credit Loan
(i) the Cut-off  Date Loan Balance  ("Principal  Bal"),  (ii) the Credit  Limit,
(iii) the Gross Margin ("Margin"), (iv) the name of the Mortgagor, (v) the Maximum Rate ("Ceiling"), if any, (vi) the loan number, and (vii) the lien position of the related Mortgage.

                  Revolving Credit Loans: At any time, all Revolving Credit Loans, including Additional Balances, if any, that have been sold to the Depositor under the Revolving Credit Loan Purchase Agreement, together with the Related Documents, and that remain subject to the terms thereof.

 Revolving Period: The period commencing on the Closing Date and ending on March 31, 2002.

  Securities Act: The Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  Security:  Any of the Certificates or Notes.

                  Security Balance: With respect to any Payment Date and the Term Notes, the Initial Security Balance thereof prior to such Payment Date reduced by all payments of principal thereon prior to such Payment Date. With respect to any Payment Date and the Variable Funding Notes, the Initial Security Balance thereof prior to such Payment Date (i) increased by the Aggregate Additional Balance Differential for such Variable Funding Note immediately prior to such Payment Date and (ii) reduced by all distributions of principal thereon prior to such Payment Date. With respect to any Payment Date and the Certificates, the Certificate Principal Balance thereof.

     Security Collections: With respect to any Payment Date, the sum of the following --------------------
amounts:

     (i) the aggregate of all Security Interest Collections received during the related Collection Period;

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



                        (ii) (A) at any time during the Revolving Period, so long as an Amortization Event has not occurred, Net Principal Collections for such Payment Date or (B) if such an Amortization Event has occurred or at any time after the end of the Revolving Period, the aggregate of all Security Principal Collections with respect to such Payment Date; and

     (iii) all Substitution Adjustment Amounts to be deposited to the Payment Account for such Payment Date.
        Securityholder or Holder:  Any Noteholder or a Certificateholder.

                  Security Interest Collections: With respect to any Payment Date, Interest Collections during the related Collection Period excluding the portion thereof allocable to any Excluded Amount.

                  Security Percentage: With respect to any Payment Date and Security, the percentage equivalent of a fraction the numerator of which is the Security Balance of such Security immediately prior to such Payment Date and the denominator of which is the aggregate of the Security Balances of all Securities as of such date.

                  Security Principal Collections: With respect to any Payment Date, Principal Collections during the related Collection Period excluding the portion thereof allocable to any Excluded Amount.

     Seller: Residential Funding Corporation, a Delaware corporation, and its successors and assigns. Seller's Agreement: The agreement between the Seller, as purchaser, and therelated Program Seller, as seller.

     Servicing Agreement: The Servicing Agreement dated as of March 27, 1997 between the Indenture Trustee, the Issuer and the Master Servicer, as master servicer.

     Servicing Certificate: A certificate completed and executed by a Servicing Officer on behalf of the Master Servicer in accordance with Section 4.01 of the Servicing Agreement.

     Servicing Default: The meaning specified in Section 7.01 of the Servicing Agreement.

     Servicing Fee: With respect to any Revolving Credit Loan, the sum of the related Master Servicing Fee and the related Subservicing Fee.

     Servicing Fee Rate: With respect to any Revolving Credit Loan, the sum of the related Master Servicing Fee Rate and the related Subservicing Fee Rate.

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



                  Servicing Officer: Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Revolving Credit Loans whose name and specimen signature appear on a list of servicing officers furnished to the Indenture Trustee (with a copy to the Credit Enhancer) by the Master Servicer, as such list may be amended from time to time.

    Single Certificate:  A Certificate in the denomination of $1,000.

                  Single Note:  A Note in the amount of $1,000.

                  Special Hazard Amount: As of any date of determination following the Cut-off Date, the Special Hazard Amount shall equal $3,004,029 less the sum of (A) the aggregate of any Liquidation Loss Amounts on the Revolving Credit Loans due to Special Hazard Losses and (B) the Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-off Date, the Adjustment Amount shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Adjustment Amount for such anniversary) exceeds the greatest of (i) twice the outstanding principal balance of the Revolving Credit Loan which has the largest outstanding principal balance on the Payment Date immediately preceding such anniversary, (ii) the product of 1.00% multiplied by the outstanding aggregate credit limits of all Revolving Credit Loans on the Payment Date immediately preceding such anniversary and (iii) the aggregate outstanding principal balance (as of the immediately preceding Payment
Date) of the Revolving Credit Loans in any single five-digit California zip code area with the largest amount of Revolving Credit Loans by aggregate principal balance as of such anniversary.

                  Special Hazard Loss: Any Liquidation Loss Amount not in excess of the cost of the lesser of repair or replacement of a Mortgaged Property suffered by such Mortgaged Property on account of direct physical loss, exclusive of (i) any loss of a type covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property pursuant to Section 3.04 of the Servicing Agreement, except to the extent of the portion of such loss not covered as a result of any coinsurance provision and
(ii) any losses resulting from an Extraordinary Event.

 Standard & Poor's: Standard & Poor's Ratings Services or its successor in interest.

 Subservicer: Any Person with whom the Master Servicer has entered into a Subservicing Agreement as a Subservicer by the Master Servicer.

Subservicing Account: An Eligible Account established or maintained by a Sub-servicer as provided for in Section 3.02(c) of the Servicing Agreement.

                  Subservicing Agreement: The written contract between the Master Servicer and any Subservicer relating to servicing and administration of certain Revolving Credit Loans as provided in Section 3.01 of the Servicing Agreement.


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                  Subservicing Fee: With respect to any Collection  Period,  the fee retained monthly by the Subservicer (or, in the case of a nonsubserviced Revolving Credit Loan, by the Master Servicer) equal to the product of (i) the Subservicing Fee Rate divided by 12 and (ii) the Pool Balance as of the first day of such Collection Period.

  Subservicing Fee Rate:  With respect to each Revolving Credit Loan, 0.50% per
                  ---------------------
annum.

     Substitution Adjustment Amounts: With respect to any Eligible Substitute Revolving Credit Loan, the amount as defined in Section 3.1(b) of the Revolving Credit Loan Purchase Agreement.

                  Teaser Loan: Any Revolving Credit Loan which provides for an initial period during which the Loan Rate is less than the sum of the current Index plus the applicable Gross Margin.

                  Telerate Screen Page 3750: The display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the Issuer after consultation with the Indenture Trustee), the rate will be the Reference Bank Rate.

         Term Notes:  The Notes designated as the "Term Notes" in the Indenture.

                  Treasury Regulations: Regulations, including proposed or temporary Regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous
provisions  of  final   Treasury   Regulations  or  other   successor   Treasury
Regulations.

     Trust Agreement: The Amended and Restated Trust Agreement, dated as of March 27, 1997, between the Owner Trustee and the Depositor.

   Trust Estate:  The meaning specified in the Granting Clause of the Indenture.

                  Trust Indenture Act or TIA: The Trust Indenture Act of 1939, as amended from time to time, as in effect on any relevant date.

  UCC: The Uniform Commercial Code, as amended from time to time, as in effect in any specified jurisdiction.

                  Uniform Single Attestation Program for Mortgage Bankers: The Uniform Single Attestation Program for Mortgage Bankers, as published by the Mortgage Bankers Association of America and effective with respect to fiscal periods ending on or after December 15, 1995.


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   Variable Funding Notes:  The Notes designated as the "Variable Funding Notes"
in the Indenture including any Capped Funding Notes.

                  Weighted Average Net Loan Rate: With respect to the Revolving Credit Loans in the aggregate, and any Payment Date, the average of the Net Loan Rate for each Revolving Credit Loan as of the last day of the related Billing Cycle weighted on the basis of the related Loan Balances outstanding as of for each Revolving Credit Loan as determined by the Master Servicer in accordance with the Master Servicer's normal servicing procedures.

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